Exhibit 99.1

     Right Time, Right Place, Right Trend!

PRESS RELEASE

U.S. GOLD TSX LISTING APPROVED
TRADING TO BEGIN WEDNESDAY AUGUST 30, 2006
TICKER SYMBOL: UXG

For Immediate Release

Denver, Colorado (August 29, 2006) - U.S. GOLD CORPORATION (OTC BB: USGL; TSX: UXG) is pleased to announce that its application to list its common stock on the Toronto Stock Exchange (TSX) has been approved and shares of the Company are anticipated to begin trading, Wednesday August 30, 2006 under the symbol UXG.

About U.S. Gold

U.S. Gold is a United States based gold exploration Company aggressively exploring Nevada’s Cortez Gold Trend. U.S. Gold’s Tonkin Springs project is 36 square miles and centered in the middle of the Cortez Trend. Shares of the Company are traded on the OTC BB under the symbol USGL.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, proposed acquisitions, potential contractual arrangements, receipt of working capital and anticipated revenues and related expenditures and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that could cause actual results to differ materially include, among others, the willingness and ability of third parties to honor their contractual obligations, the decisions of third parties over which the Company has no control, commodity prices, environmental and governmental regulations, availability of financing, judicial proceedings, force majeure events and other risks factors as described from time to time in the Company’s filings with the Securities and Exchange Commission.  Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise

For further information contact:

William F. Pass Vice President and Chief Financial Officer Tel:(303) 238-1438 Fax:(303) 238-1724 bill@usgold.com 2201 Kipling Street, Suite 100 Lakewood, Colorado 80215	Ian Ball Investor Relations Tel:(647) 258-0395 Toll Free:(866) 441-0690 Fax:(647) 258-0408 info@usgold.com 99 George Street, 3rd Floor Toronto, Ontario M5A 2N4